Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2016, except as to Note 12, which is as of September 2, 2016, relating to our audit of the consolidated financial statements of Arris Petroleum Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EKS&H LLLP

EKS&H LLLP

January 4, 2017

Denver, Colorado